Exhibit 99.1

POTBELLY CORPORATION REPORTS RESULTS

FOR FOURTH FISCAL QUARTER AND FULL FISCAL YEAR 2014

Chicago, IL February 17, 2015 – Potbelly Corporation (NASDAQ: PBPB) today reported financial results for the fourth quarter and full fiscal year ended December 28, 2014.

Key highlights for the thirteen weeks ended December 28, 2014 compared to the thirteen weeks ended December 29, 2013 include:

•	Nineteen new shops opened, including sixteen company-operated shops and three franchised shops, during the fourth fiscal quarter of 2014.

•	Total revenues increased 13.4% to $84.8 million from $74.8 million.

•	Company-operated comparable store sales increased 3.7%.

•	GAAP net income attributable to Potbelly Corporation was $0.7 million, compared to a net loss of $3.7 million during the same fiscal period of 2013. (1)

•	Adjusted net income attributable to Potbelly Corporation was $1.7 million, or $0.06 per diluted share, compared to adjusted net income of $1.9 million, or $0.06 per diluted share during the same fiscal period of 2013.

•	Adjusted EBITDA increased 4.4% to $9.4 million, compared to $9.0 million during the same fiscal period of 2013.

Key highlights for the fifty-two weeks ended December 28, 2014 compared to the fifty-two weeks ended December 29, 2013 include:

•	Forty-six new shops opened, including thirty-nine company-operated shops and seven franchised shops, during the fiscal year 2014.

•	Total revenues increased 9.1% to $327.0 million from $299.7 million.

•	Company-operated comparable store sales increased 0.1%.

•	GAAP net income attributable to Potbelly Corporation was $4.4 million compared to net income of $1.3 million during the same fiscal period of 2013. (1)

•	Adjusted net income attributable to Potbelly Corporation was $6.7 million, or $0.22 per diluted share, compared to $8.0 million, or $0.34 per diluted share during the same fiscal period of 2013. (2)

•	Adjusted EBITDA increased 4.6% to $36.8 million, compared to $35.2 million during the same fiscal period of 2013.

Aylwin Lewis, Chairman and Chief Executive Officer of Potbelly Corporation, commented, “We are pleased with our results in the fourth quarter, where we delivered revenue growth of 13.4%, driven by company-operated comparable sales growth of 3.7% and new unit growth. Comparable store sales growth continued to show strength in each month of the fourth quarter, driven by an improvement in underlying traffic trends as well as easing comparisons. For the full year, we achieved revenue growth of 9.1%, with company-operated comparable sales growth of 0.1%. We continue to execute upon our development plan, and opened 46 new shops during the year, which exceeds our stated long-term new unit growth target of at least 10%.”

Lewis continued, “While the first half of the year was challenging, our shop and Support Center teams worked tirelessly to change the business momentum during the second half of 2014. The underlying fundamentals of the business are strong, as is our ability to achieve our long-term financial goals of at least 10% annual new unit growth for the foreseeable future, low single-digit comps, at least 20% annual adjusted net income growth and at least 25% return on capital investments.”

2015 Outlook

For the full fiscal year of 2015, management currently expects at least 20% annual adjusted net income growth. This guidance is based, in part, on the following assumptions for fiscal year 2015:

•	48 – 55 total new shop openings, including 40 – 45 company-operated shop openings;

•	Low single-digit company-operated comparable store sales growth;

•	An effective tax rate that is not expected to exceed approximately 40.0%; and

•	Comparable adjustments to net income as discussed in the “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. E.S.T. today to discuss these results. Details of the conference call are as follows:

Date:	Tuesday, February 17, 2015
Time:	5:00 p.m. E.S.T.
Dial-In #:	877-407-0784 U.S. & Canada
201-689-8560 International
Confirmation code:	13599536

Alternatively, the conference call will be available via webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 8:00 p.m. E.S.T. on Tuesday, February 17, 2015 through midnight E.S.T. on Tuesday, February 24, 2015. To access the replay, please call 877-870-5176 (U.S. & Canada) or 858-384-5517 (International) and enter confirmation code 13599536. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a fast-growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 300 shops in the United States and the District of Columbia and our franchisees operate over twenty shops domestically and in the Middle East. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•	Revenues – represent net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.

•	Adjusted EBITDA – represents net income (loss) before depreciation and amortization expense, interest expense, provision for income taxes and pre-opening costs, adjusted to eliminate the impact of other items, including certain non-cash as well as certain other items that we do not consider representative of our on-going operating performance.

•	Adjusted net income – represents net income (loss), excluding one-time costs related to the initial public offering (“IPO”), impairment, gain or loss on disposal of property and equipment and store closure expense as well as costs associated with our plans to move our corporate headquarters.

•	Shop-level profit – represents income (loss) from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance excluding the impact of certain non-cash charges, costs associated with our IPO and other special items that affect the comparability of results in past quarters, are expected in future quarters and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission (“SEC”). The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com.

# # #

Contact:	Investor Relations Investors@Potbelly.com 312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis - Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended				For the 52 Weeks Ended
	December 28, 2014		December 29, 2013		December 28, 2014		December 29, 2013

Revenues
Sandwich shop sales, net	$84,333	99.4%	$74,360	99.5%	$325,464	99.5%	$298,574	99.6%
Franchise royalties and fees	470	0.6%	401	0.5%	1,515	0.5%	1,138	0.4%

Total Revenues	84,803	100.0%	74,761	100.0%	326,979	100.0%	299,712	100.0%

Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	24,622	29.0%	21,613	28.9%	93,688	28.7%	87,380	29.2%
Labor and related expenses	24,528	28.9%	21,361	28.6%	93,165	28.5%	83,579	27.9%
Occupancy expenses	10,760	12.7%	9,569	12.8%	41,389	12.7%	36,394	12.1%
Other operating expenses	8,973	10.6%	7,723	10.3%	34,669	10.6%	30,781	10.3%
General and administrative expenses	8,110	9.6%	15,357	20.5%	32,420	9.9%	39,656	13.2%
Depreciation expense	5,075	6.0%	4,591	6.1%	19,615	6.0%	17,875	6.0%
Pre-opening costs	795	0.9%	354	0.5%	1,634	0.5%	1,437	0.5%
Impairment and loss on disposal of property and equipment	936	1.1%	806	1.1%	3,128	1.0%	1,135	0.4%

Total Expenses	83,799	98.8%	81,374	108.8%	319,708	97.8%	298,237	99.5%

Income (loss) from operations	1,004	1.2%	(6,613)	-8.8%	7,271	2.2%	1,475	0.5%
Interest expense	55	0.1%	58	0.1%	179	0.1%	387	0.1%
Other expense	—	0.0%	—	0.0%	—	0.0%	2	0.0%

Income (loss) before income taxes	949	1.1%	(6,671)	-8.9%	7,092	2.2%	1,086	0.4%
Income tax expense (benefit)	272	0.3%	(2,996)	-4.0%	2,748	0.8%	(204)	-0.1%

Net income (loss)	677	0.8%	(3,675)	-4.9%	4,344	1.3%	1,290	0.4%
Net (loss) income attributable to non-controlling interest	(25)	0.0%	8	0.0%	(14)	0.0%	32	0.0%

Net income (loss) attributable to Potbelly Corporation	702	0.8%	(3,683)	-4.9%	4,358	1.3%	1,258	0.4%
Dividend declared and paid to common and preferred stockholders	—	0.0%	(49,854)	-66.7%	—	0.0%	(49,854)	-16.6%
Accretion of redeemable convertible preferred stock to maximum redemption value	—	0.0%	—	0.0%	—	0.0%	(15,097)	-5.0%

Net income (loss) attributable to common stockholders	$702	0.8%	$(53,537)	-71.6%	$4,358	1.3%	$(63,693)	-21.3%

Net income (loss) per common share attributable to common stockholders:
Basic	$0.02		$(1.93)		$0.15		$(6.29)
Diluted	$0.02		$(1.93)		$0.14		$(6.29)
Weighted average common shares outstanding:
Basic	28,985,019		27,778,764		29,209,298		10,132,805
Diluted	29,703,231		27,778,764		30,275,061		10,132,805

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures - Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013

Net income (loss) attributable to Potbelly Corporation, as reported	$702	$(3,683)	$4,358	$1,258
One-time costs associated with IPO (3)	—	8,891	—	10,589
Tax benefit of one-time costs associated with IPO (4)	—	(3,286)	—	(3,950)
Impairment and closures (5)	1,601	796	3,885	1,132
Tax benefit of impairment and closures (6)	(616)	(311)	(1,496)	(443)
Increased federal statutory tax rate (7)	—	(556)	—	(556)

Adjusted net income attributable to Potbelly Corporation	$1,687	$1,851	$6,747	$8,030

Net income (loss) attributable to Potbelly Corporation per share, basic	$0.02	$(0.13)	$0.15	$0.12
Net income (loss) attributable to Potbelly Corporation per share, diluted	$0.02	$(0.13)	$0.14	$0.05

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.06	$0.07	$0.23	$0.79
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.06	$0.06	$0.22	$0.34

Shares used in computing adjusted net income attributable to Potbelly Corporation: (2)
Basic	28,985,019	27,778,764	29,209,298	10,132,805
Diluted	29,703,231	30,556,523	30,275,061	23,533,845

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Net income (loss) attributable to Potbelly Corporation, as reported	$702	$(3,683)	$4,358	$1,258
Depreciation expense	5,075	4,591	19,615	17,875
Interest expense	55	58	179	387
Income tax expense (benefit)	272	(2,996)	2,748	(204)
Impairment and closures (5)	1,601	796	3,885	1,132
Pre-opening costs (8)	795	354	1,634	1,437
Stock-based compensation (9)	520	9,239	2,542	11,610
Public company costs (10)	401	666	1,888	1,727

Adjusted EBITDA	$9,421	$9,025	$36,849	$35,222

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures - Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Income (loss) from operations	$1,004	$(6,613)	$7,271	$1,475
Less: Franchise royalties and fees	470	401	1,515	1,138
General and administrative expenses	8,110	15,357	32,420	39,656
Depreciation expense	5,075	4,591	19,615	17,875
Pre-opening costs	795	354	1,634	1,437
Impairment and loss on disposal of property and equipment	936	806	3,128	1,135

Shop - level profit [Y]	$15,450	$14,094	$62,553	$60,440

Total Revenues	$84,803	$74,761	$326,979	$299,712
Less: Franchise royalties and fees	470	401	1,515	1,138

Sandwich shop sales, net [X]	$84,333	$74,360	$325,464	$298,574

Shop - level profit margin [Y÷X]	18.3%	19.0%	19.2%	20.2%

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	334	296	334	296
Franchise shops, end of period	29	23	29	23

Revenue Data:
Company-operated comparable store sales	3.7%	0.7%	0.1%	1.5%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)	The Company’s GAAP-reported results for the thirteen and fifty-two weeks ended December 29, 2013 include $5.6 million and $6.6 million, respectively, net of tax, related to one-time costs associated with its IPO, which closed on October 9, 2013.
(2)	On October 9, 2013, the Company completed its IPO of 8,625,000 shares of common stock at a price of $14.00 per share, which included 1,125,000 shares of common stock issued upon the exercise in full of the underwriters’ option to purchase additional shares. In accordance with ASC 260, Earnings Per Share, the shares used in computing adjusted net income per share attributable to Potbelly Corporation for the thirteen and fifty-two weeks ended December 29, 2013, assume the conversion of all outstanding redeemable convertible preferred stock into common stock upon the closing of the IPO as if such conversion had occurred as of the beginning of the fiscal year. The shares used in computing adjusted net income per share attributable to Potbelly Corporation for the thirteen and fifty-two weeks ended December 28, 2014, reflect the additional shares resulting from the offering as well as the conversion of all of the outstanding redeemable convertible preferred stock into common stock upon the closing of the IPO.
(3)	This adjustment includes one-time costs associated with the IPO, which closed on October 9, 2013. For the thirteen weeks ended December 29, 2013, these costs primarily consist of $8.8 million in one-time charges for stock compensation, among other costs. For the fifty-two weeks ended December 29, 2013, these costs primarily consist of one-time charges for stock compensation of approximately $10.0 million as well as legal and accounting fees.
(4)	The tax benefit of one-time costs associated with the IPO is based on an effective tax rate of 37.0% and 37.3%, for the thirteen and fifty-two weeks ended December 29, 2013, respectively, which represents the Company’s annual pro-forma effective tax rate of 39.1% adjusted for certain non-deductible IPO costs.
(5)	This adjustment includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations. Additionally, the thirteen and fifty-two weeks ended December 28, 2014, include costs associated with the Company’s plans to move its corporate headquarters, which is recorded in general and administrative expenses in the consolidated statement of operations.
(6)	The tax benefit associated with impairment and closures is based on the Company’s annual pro-forma effective tax rate of 38.5% for the thirteen and fifty-two weeks ended December 28, 2014 and an annual pro-forma effective tax rate of 39.1% for the thirteen and fifty-two weeks ended December 29, 2013.
(7)	During the fourth fiscal quarter of 2013, the Company determined its deferred tax assets should be measured based on a federal statutory rate of 35% as a result of utilizing its net operating losses. Accordingly, the Company recorded a $0.6 million tax benefit related to the increase in the federal statutory tax rate.
(8)	Pre-opening costs are expensed as incurred and primarily consist of travel, employee payroll and training costs incurred prior to the opening of a shop, as well as occupancy costs incurred from the date the Company takes site possession to shop opening.
(9)	The Company accounts for its stock-based employee compensation in accordance with ASC 718, Stock Based Compensation. Prior to the Company’s IPO, stock options granted without performance conditions were recorded in stock-based compensation expense on a straight-line basis over the vesting period based on the grant-date fair value of the option, determined using the Black-Scholes option pricing valuation model. As a result of the consummation of the IPO, the Company recorded one-time charges of $8.8 million for stock compensation during the thirteen week period ended December 29, 2013, which primarily consist of a $7.6 million charge related to the cumulative expense for the periods in which the performance conditions were not met. For the fifty-two week period ended December 29, 2013, the Company recorded one-time charges of $10.0 million related to stock compensation.
(10)	This adjustment includes one-time costs associated with the IPO as well as on-going public company costs. Both these costs primarily consist of legal and accounting fees.